[Sprint Logo]

                                                                Exhibit 99


                                Investor Update

                                                            1Q 2004



                      Sprint Reports First Quarter Results

o Strong revenue and operating income performance drives growth in income from continuing operations

o    Solid wireless and DSL customer gains

o    Significant growth in wireless data customers and revenues


OVERLAND PARK, Kan. - April 20, 2004:
The Sprint FON Group (NYSE: FON) is comprised of Sprint's global markets division, local division and other businesses consisting primarily of wholesale distribution of telecommunications products.

The  Sprint  PCS  Group  (NYSE:   PCS)  consists  of  Sprint's  mobile  wireless
operations.

On April 23, 2004, Sprint will recombine its two tracking stocks, and each share of PCS stock will automatically convert into 0.5 shares of FON stock. As of April 23, 2004, the FON Group and the PCS Group will no longer exist, and FON stock will represent all of the operations and net assets of Sprint, including the global markets division, the local division and the PCS wireless division.

Sprint today announced first quarter 2004 financial results. The results include strong revenue and operating income performance, strong cash flow production, excellent operational performance including solid gains in wireless and DSL customers, and significant growth in wireless data customers and revenues.

Under Sprint's tracking stock structure, fully diluted Earnings per share from continuing operations for the FON Group in the first quarter was 34 cents compared to 31 cents in the first quarter of 2003. Before special items, FON Group's Adjusted EPS* was 36 cents versus 34 cents in the year-ago period, a 6% increase. The PCS Group reported a loss from continuing operations of 9 cents per share for the first quarter, compared to a loss of 18 cents per share in the first quarter of 2003. Before special items, the PCS Group reported an 8 cent Adjusted loss per share* versus a 16 cent loss in the year-ago period, a 50% improvement.

Assuming the recombination of the tracking stocks occurred at the beginning of 2003 at the same conversion ratio, Sprint's pro forma consolidated Earnings per share from continuing operations in the first quarter of 2004 was 15 cents compared to 7 cents per share in the first quarter of 2003. Before special items, Sprint's pro forma Adjusted EPS* was 17 cents versus 10 cents in the year-ago period, a 70% increase.

In the quarter, Sprint's total net operating revenues increased 6% compared to the first quarter of 2003; total Adjusted Operating Income* was up 21%; total Adjusted EBITDA* increased 7%; and first quarter Free Cash Flow* totaled $242 million. Free Cash Flow* in the quarter is net of a $300 million contribution to Sprint's employee pension fund.

In the quarter, each of Sprint's business units contributed to the solid overall performance. The PCS wireless division reported strong financial results and added 972,000 customers, consisting of 414,000 net direct customer additions combined with 558,000 from wholesale and affiliate partners. PCS also built on its data leadership adding one million new Sprint PCS VisionSM subscribers. Annualized data revenues were $713 million, a 32 percent improvement from the fourth quarter. The local division delivered steady financial performance including solid cash production, and added a record 45,000 DSL subscribers, driving a 13% year-over-year improvement in data revenues. Despite a challenging operating environment, the global markets division reported revenue performance that is expected to exceed top-line results for major backbone competitors, a year-over-year gain in operating income, and Adjusted EBITDA* that exceeded capital expenditures by nearly $290 million.

"In the first quarter, Sprint demonstrated the strength of our transformed business," said Gary Forsee, Sprint chairman and chief executive officer. "We have widened our industry lead in wireless data, we have aggressively added customers in DSL, and we added game-changing alliances that will help grow the scale of our operations and improve our customer experience."

"I am very encouraged that our associates have been able to jump start our new organization and a new year," Forsee added. "We clearly have a solid footing for strong performance throughout 2004."


Sprint Consolidated Highlights

-------------------------------------------------------------------------------
Sprint Corporation
Selected Financial Data
(millions)                            Quarters Ended
                                March 31,       March 31,       Percent
                                  2004            2003          Change
-------------------------------------------------------------------------------

Net operating revenues          $6,707          $6,339          5.8%

Operating income                   714             604          18.2%


Adjusted operating income          744             614          21.2%

Adjusted income from
continuing operations              241             147          63.9%

Income from continuing
operations                         222              97

Discontinued operation,
net                                  -           1,313

Cumulative effect of
change in accounting
principle, net                       -             258

Net income                        $222          $1,668          (86.7%)

Free Cash Flow                    $242            $388          (37.6%)
-------------------------------------------------------------------------------


First quarter consolidated net operating revenues were $6.7 billion, compared to $6.3 billion in the same period last year. Net income for the first quarter was $222 million versus net income of $1.67 billion for the same period last year which included a gain of $1.31 billion from a discontinued operation and a cumulative effect of change in accounting of $258 million. Operating income was $714 million in the first quarter compared with operating income of $604 million a year ago. Adjusted Operating Income* was up 21% to $744 million this quarter, compared with $614 million a year ago.

At March 31, cash on hand was $2.7 billion as Sprint continues to track well against its planned net debt reduction. In the quarter, Net Debt* was cut by $296 million and now stands at $16.4 billion.

The difference between reported Sprint operating income and Adjusted operating income* is the result of a pre-tax charge of $30 million recorded in the first quarter of 2004 primarily related to severance costs associated with Sprint's transformation and Web Hosting. A pre-tax charge of $10 million was recorded in the first quarter of 2003 associated with the termination of a software development project.

The difference between reported income from continuing operations and Adjusted income from continuing operations* includes the impacts of these charges, as well as the following additional special items:
o Shareholder litigation charge - a pre-tax charge of $50 million was recorded in the first quarter of 2003 for a shareholder litigation settlement.

o Premium on early retirement of debt - a pre-tax charge of $19 million was recorded in the first quarter of 2003 related to the early retirement of approximately $1.1 billion of long-term debt.

Additionally, Sprint reported two items below the continuing operations line in the first quarter of 2003:
o Discontinued operation - reflects the operational activity and gain on sale of Sprint's directory publishing business.
o Cumulative effect of a change in accounting principle - reflects a pre-tax gain of $420 million recorded upon adoption of Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations.


PCS Wireless Division

-------------------------------------------------------------------------------
PCS
Selected Financial Data
(millions)                            Quarters Ended
                                March 31,       March 31,       Percent
                                  2004            2003          Change
-------------------------------------------------------------------------------

Net operating revenues          $3,437          $2,947          16.6%

Operating expenses
   Cost of services &
   products                      1,744           1,448          20.4%
   Selling, general &
   administrative                  778             741          5.0%
   Depreciation                    654             608          7.6%
   Restructuring and
   asset impairment                  4              10          (60.0%)
   Total operating
   expenses                      3,180           2,807          13.3%

Operating Income                  $257            $140          83.6%

Capex                             $412            $187          120.3%
-------------------------------------------------------------------------------


o First quarter net subscriber additions include 414,000 post-paid retail, 420,000 from wholesale channels and 138,000 from affiliates. At the end of the period, PCS wireless was serving a total of 21.3 million customers, consisting of 16.3 million direct, 3.0 million affiliates and 2.0 million wholesale.
o In the first quarter, direct gross customer additions and net additions grew sequentially from the fourth quarter. Direct gross customer additions were 1.8 million in the quarter, a more than 14% year-over-year increase.
o Net operating revenues were up nearly 17% year-over-year. Service revenues increased 14%.
o First quarter Adjusted Operating Income* was $261 million, an increase of 74% compared to $150 million in the year-ago period. In the 2003 fourth quarter, Adjusted Operating Income* was $237 million.
o Adjusted EBITDA* in the first quarter was $915 million, a 21% improvement from $758 million a year ago.
o Average monthly service revenue per user (ARPU)* was $61 in the first quarter compared to $59 in the year-ago period. During the quarter, average customer usage was approximately 15 hours per month.
o Churn was 2.9% this quarter compared to 3.1% reported a year ago, and 2.7% in the 2003 fourth quarter.

At the end of the period more than six million customers were subscribing to Sprint PCS data services, including more than four million Sprint PCS Vision customers. For the full quarter, data contributed just over 6% to overall ARPU*.

Total first quarter operating expenses increased 13% compared to the year-ago period. The increase was driven by sales and distribution costs resulting from higher additions. Equipment costs also increased due to higher gross additions and handset upgrades, as well as a decline in availability of refurbished handsets for use in equipment replacement programs.

The PCS wireless division continues to enhance growth potential through strategic alliances. These alliances leverage Sprint's network assets and expand its sales channels. In total, affiliates had their strongest showing for customer additions since the fourth quarter of 2002. The Virgin Mobile joint venture had strong performance in the quarter, and Qwest, a new wholesaler, began to add new customers in the quarter.


Local Division

-------------------------------------------------------------------------------
Local
Selected Financial Data
(millions)                            Quarters Ended
                                March 31,       March 31,       Percent
                                  2004            2003          Change
-------------------------------------------------------------------------------

Net operating revenues

   Voice                        $1,147          $1,183          (3.0%)
   Data                            195             173          12.7%
   Other                           164             176          (6.8%)
   Net operating revenues        1,506           1,532          (1.7%)

Operating expenses
   Cost of services &
   products                        451             487          (7.4%)
   Selling, general &
   administrative                  327             318          2.8%
   Depreciation                    268             265          1.1%
   Restructuring and
   asset impairments                14               -
   Total operating
   expenses                      1,060           1,070          (0.9%)

 Operating Income                 $446            $462          (3.5%)

 Capex                            $209            $281          (25.6%)
-------------------------------------------------------------------------------


o First quarter revenues of $1.51 billion declined 2% from $1.53 billion in the year-ago period.
o Adjusted EBITDA* was $728 million for the quarter compared to $727 million last year.
o Adjusted Operating Income* was $460 million for the first quarter compared to $462 million a year ago.
o    The local division ended the quarter with nearly 350,000 DSL customers.
o    Total access lines declined 2.2% from the year-ago period.

In addition to strong DSL growth, the local division continues to increase penetration of strategic products via bundled service offerings. During the quarter, switched access minutes of use and consumer long distance minutes of use both increased on a year-over-year basis.

Total first quarter operating expenses decreased 1% compared to a year ago driven by a continued focus on expense reduction and operating efficiencies somewhat offset by a $14 million increase in post-retirement benefit expenses. Restructuring charges increased operating expenses by $14 million in the first quarter of 2004.


Global Markets Division

-------------------------------------------------------------------------------
Global Markets
Selected Financial Data
(millions)                           Quarters Ended
                               March 31,        March 31,       Percent
                                 2004             2003          Change
-------------------------------------------------------------------------------

Net operating revenues

   Voice                        $1,186          $1,293          (8.3%)
   Data                            452             462          (2.2%)
   Internet                        223             243          (8.2%)
   Other                            51              48          6.3%
   Net operating revenues        1,912           2,046          (6.5%)

Operating expenses
   Cost of services &
   products                      1,053           1,106          (4.8%)
   Selling, general &
   administrative                  516             575          (10.3%)
   Depreciation                    320             361          (11.4%)
   Restructuring and
   asset impairments                12               -
   Total operating
   expenses                      1,901           2,042          (6.9%)

 Operating income                  $11              $4

 Capex                             $56             $61          (8.2%)
-------------------------------------------------------------------------------


o Net operating revenues declined nearly 7% to $1.91 billion from $2.05 billion a year ago.
o Adjusted Operating Income* for the quarter was $23 million compared to $4 million in the year-ago period.
o Adjusted EBITDA* was $343 million in the quarter, down 6% from the year-ago period.

In the quarter, total voice revenues decreased 8% from the year-ago period. Consumer voice revenues declined 21% while business voice revenues, including wholesale and affiliates, declined by nearly 5% from the year-ago period.

Data revenues decreased 2% from the first quarter of 2003, and 2% sequentially. Frame Relay, ATM and Private Line services each grew modestly on a sequential basis. In the quarter, dedicated IP revenue rose 10% year-over-year and 8% from the fourth quarter of 2003, driven by gains in Global IP service. Overall IP revenues continue to be impacted by declining dial IP usage and Sprint's exit from the Web Hosting business.

Total first quarter operating expenses declined 7% compared to the year-ago period. Initiatives to streamline processes, reduce access unit costs, rationalize the product portfolio, and lower bad debt expense continue to be the drivers behind the expense reductions. Restructuring charges increased operating expenses by $12 million in the first quarter of 2004. There were no special items in the first quarter of 2003.

Forward-looking Guidance
On February 29, 2004, Sprint announced its decision to recombine its tracking stocks. This release also contained financial guidance for 2004 and 2005. Based upon first quarter earnings results, Sprint is updating its consolidated financial guidance for 2004 as follows:

Total net operating revenues are now expected to grow 3 to 4 percent in 2004 versus previous guidance of 2 to 3 percent.

We are reiterating our full year 2004 guidance for all other items that were forecast in the February 29, 2004 release. These include Adjusted Operating Income* in a range of $3.0 billion to $3.1 billion, Adjusted EBITDA* in a range of $8.1 billion to $8.2 billion, pro forma Adjusted EPS* in a range of 70 cents to 75 cents, Free Cash Flow* of approximately $1.8 billion and capital expenditures of $4.0 billion. We are also reiterating our 2005 guidance.

*Financial Measures
Sprint provides readers financial measures generated using generally accepted accounting principles (GAAP) and using adjustments to GAAP (non-GAAP). The non-GAAP financial measures reflect industry conventions, or standard measures of liquidity, profitability or performance commonly used by the investment community for comparability purposes. The financial measures used in this release include the following:

Adjusted Operating Income is defined as operating income plus special items. This non-GAAP measure should be used in addition to, but not as a substitute for, the analysis provided in the statement of operations.

Adjusted income (loss) from continuing operations is defined as income or loss from continuing operations plus special items, net of tax. This non-GAAP measure should be used in addition to, but not as a substitute for, the analysis provided in the statement of operations.

Adjusted earnings per share or Adjusted loss per share is defined as diluted earnings (loss) per share from continuing operations plus special items. This non-GAAP measure should be used in addition to, but not as a substitute for, the analysis provided in the statement of operations.

Adjusted EBITDA is defined as operating income plus depreciation and special items. This non-GAAP measure should be used in addition to, but not as a substitute for, the analysis provided in the statement of cash flows.

Free Cash Flow is defined as the change in cash and equivalents less the change in discontinued operations, debt, investment in debt securities and other financing activities, net. This non-GAAP measure should be used in addition to, but not as a substitute for, the analysis provided in the statement of cash flows.

Net Debt is consolidated debt, including current maturities, and equity unit notes, less cash and cash equivalents. This non-GAAP measure should be used in addition to, but not as a substitute for, the analysis provided in the statements of financial position and cash flows.

ARPU (Average monthly service revenue per user) is calculated by dividing wireless service revenues by weighted average monthly wireless subscribers. ARPU is used to measure revenue on a per-user basis. This is a measure which uses GAAP as the basis for calculation.

Conference Call and Webcast Information
Sprint management will provide an overview of the company's performance and participate in an interactive Q&A via conference call on Tuesday, April 20, 2004, beginning at 7:00 a.m. CT. Call-in numbers are 866-215-1938 (toll free) and 816-650-0742 (international). Please plan on gaining access 10 minutes prior to the start of the call.

A       simultaneous        webcast       will       be       available       at
www.sprint.com/sprint/ir/ai/web.html.

A continuous replay of the call will be available through May 4, 2004, and can be accessed by dialing 888-775-8696 (toll free) or 402-220-1326 (international).

Cautionary Statement regarding forward-looking information

This news release includes "forward-looking statements" within the meaning of securities laws. The statements in this news release regarding the business outlook and expected performance as well as other statements that are not historical facts are forward-looking statements. The words "estimate,"
"project," "intend," "expect," "believe," "target" and similar expressions identify forward-looking statements. Forward-looking statements are estimates and projections reflecting management's judgment and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. With respect to these forward-looking statements, Sprint has made assumptions regarding, among other things, customer and network usage, customer growth, pricing, costs to acquire customers and to provide services, the timing of various events and the economic environment. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include:

o    extent and duration of any economic downturn;
o the effects of vigorous competition and potential consolidation in the markets in which Sprint operates;
o the costs and business risks associated with providing new services and entering new markets necessary to provide nationwide or global services;
o    adverse  change in the  ratings  afforded  our debt  securities  by ratings agencies;
o the ability of the PCS wireless division and the global markets division to continue to grow a significant market presence;
o the ability of the PCS wireless division and the global markets division to improve profitability and reduce cash requirements;
o the effects of mergers and consolidations within the telecommunications industry and unexpected announcements or developments from others in the telecommunications industry;
o the uncertainties related to bankruptcies affecting the telecommunications industry;
o the impact to the PCS wireless division's network coverage due to financial difficulties of third-party affiliates;
o the uncertainties related to Sprint's investments in networks, systems and other businesses;
o the impact of any unusual items resulting from ongoing evaluations of Sprint's business strategies;
o    the  impact  of  new,  emerging  and  competing  technologies  on  Sprint's business;
o    unexpected results of litigation filed against Sprint;
o the impact of wireless local number portability on the PCS wireless division's growth and churn rates, revenues and expenses;
o the possibility of one or more of the markets in which Sprint competes being impacted by changes in political or other factors such as monetary policy, legal and regulatory changes including the impact of the Telecommunications Act of 1996 (Telecom Act), or other external factors over which Sprint has no control; and
o other risks referenced from time to time in Sprint's filings with the Securities and Exchange Commission (SEC).

Sprint believes these forward-looking statements are reasonable; however, you should not place undue reliance on forward-looking statements, which are based on current expectations and speak only as of the date of this release. Sprint is not obligated to publicly release any revisions to forward-looking statements to reflect events after the date of this release. Sprint provides a detailed discussion of risk factors in periodic SEC filings, including its 2003 Form 10-K, and you are encouraged to review these filings.

About Sprint
Sprint is a global integrated communications provider serving more than 26 million customers in over 100 countries. With approximately 65,000 employees worldwide and over $26 billion in annual revenues in 2003, Sprint is widely recognized for developing, engineering and deploying state-of-the-art network technologies, including the United States' first nationwide all-digital, fiber-optic network and an award-winning Tier 1 Internet backbone. Sprint provides local communications services in 39 states and the District of Columbia and operates the largest 100-percent digital, nationwide PCS wireless network in the United States. For more information, visit www.sprint.com.




For further information, contact Corporate Communications:



o Media Relations:
  Scott Stoffel
  913-794-3603
  scott.e.stoffel@mail.sprint.com

o Investor Relations:
  Kurt Fawkes
  913-794-1126
  Investorrelation.sprintcom@
  mail.sprint.com

                                                                            Sprint Corporation
                                                                   CONSOLIDATED STATEMENTS OF OPERATIONS
                                                                      (millions, except per share data)

                                                            Sprint Corporation
                                                   -----------------------------------
                                                              Consolidated                     Eliminations/Reclassifications
--------------------------------------------------------------------------------------       ------------------------------------
Quarters Ended March 31,                                 2004               2003                   2004                2003
--------------------------------------------------------------------------------------       ------------------------------------




Net operating revenues                                   $ 6,707            $ 6,339                $ (168)             $ (189)
--------------------------------------------------------------------------------------       ------------------------------------
Operating expenses
 Costs of services and products                            3,083              2,839                  (168)               (189)
 Selling, general and administrative                       1,637              1,650                   (10)                (10)
 Depreciation                                              1,243              1,236                     -                   -
 Restructuring and asset impairments (1)                      30                 10                     -                   -
--------------------------------------------------------------------------------------       -----------------------------------
 Total operating expenses                                  5,993              5,735                  (178)               (199)
--------------------------------------------------------------------------------------       -----------------------------------
Operating income                                             714                604                    10                  10
Interest expense                                            (320)              (366)                    -                   -
Intergroup interest charge                                     -                  -                     -                   -
Premium on early retirement of debt (2)                        -                (19)                    -                   -
Other income (expense), net (3)                              (26)               (61)                  (10)                (10)
--------------------------------------------------------------------------------------       -----------------------------------
Income (loss) before income taxes                            368                158                     -                   -
Income tax (expense) benefit                                (146)               (61)                    -                   -
--------------------------------------------------------------------------------------       -----------------------------------
Income (loss) from continuing operations                     222                 97                     -                   -
Discontinued operation, net (4)                                -              1,313                     -                   -
Cumulative effect of change in accounting principle,
  net (5)                                                      -                258                     -                   -
---------------------------------------------------------------------------------------      -----------------------------------
Net income (loss)                                            222              1,668                     -                   -
Preferred stock dividends (paid) received                     (2)                (2)                    -                   -
---------------------------------------------------------------------------------------      ------------------------------------

Earnings (Loss) applicable to common stock               $   220            $ 1,666                $    -              $    -
                                                    -----------------------------------      ------------------------------------

Diluted earnings (loss) per common share (6)
 Income (loss) from continuing operations
 Discontinued operation
 Cumulative effect of change in accounting principle
---------------------------------------------------------------------------------------      ------------------------------------
 Total


Diluted weighted average common shares outstanding (7)

Basic earnings (loss) per common share

The FON Group and the PCS Group are integrated businesses of Sprint Corporation and do not constitute stand-alone entities. On
April 23, 2004, Sprint will recombine its two tracking stocks, and each share of PCS stock will automatically convert into 0.5 shares of FON stock.  As of April 23, 2004, the FON Group and the PCS Group will no longer exist, and FON stock will represent all of the operations and net assets of Sprint, including the global markets division, the local division and the PCS wireless division.

See accompanying footnotes.





                                                                              Sprint Corporation
                                                                    CONSOLIDATED STATEMENTS OF OPERATIONS
                                                                       (millions, except per share data)

                                                           Sprint FON Group                          Sprint PCS Group
--------------------------------------------------------------------------------------      -------------------------------------
Quarters Ended March 31,                                 2004               2003                  2004               2003
--------------------------------------------------------------------------------------      -------------------------------------



Net operating revenues                                   $ 3,438            $ 3,581               $   3,437          $    2,947
--------------------------------------------------------------------------------------      -------------------------------------
Operating expenses
 Costs of services and products                            1,507              1,580                   1,744               1,448
 Selling, general and administrative                         869                919                     778                 741
 Depreciation                                                589                628                     654                 608
 Restructuring and asset impairments (1)                      26                  -                       4                  10
--------------------------------------------------------------------------------------      -------------------------------------
 Total operating expenses                                  2,991              3,127                   3,180               2,807
--------------------------------------------------------------------------------------      -------------------------------------
Operating income                                             447                454                     257                 140
Interest expense                                             (52)               (65)                   (268)               (301)
Intergroup interest charge                                    94                 82                     (94)                (82)
Premium on early retirement of debt (2)                        -                (19)                      -                   -
Other income (expense), net (3)                               13                 (4)                    (29)                (47)
--------------------------------------------------------------------------------------      -------------------------------------
Income (loss) before income taxes                            502                448                    (134)               (290)
Income tax (expense) benefit                                (194)              (169)                     48                 108
--------------------------------------------------------------------------------------      -------------------------------------
Income (loss) from continuing operations                     308                279                     (86)               (182)
Discontinued operation, net (4)                                -              1,313                       -                   -
Cumulative effect of change in accounting principle,
  net (5)                                                      -                258                       -                   -
--------------------------------------------------------------------------------------      -------------------------------------
Net income (loss)                                            308              1,850                     (86)               (182)
Preferred stock dividends (paid) received                      2                  2                      (4)                 (4)
--------------------------------------------------------------------------------------      -------------------------------------

Earnings (Loss) applicable to common stock               $   310            $ 1,852               $     (90)          $    (186)
                                                     ---------------------------------      -------------------------------------

Diluted earnings (loss) per common share (6)
 Income (loss) from continuing operations                $  0.34            $  0.31               $   (0.09)          $   (0.18)
 Discontinued operation                                        -               1.46                       -                   -
 Cumulative effect of change in accounting principle           -               0.29                       -                   -
--------------------------------------------------------------------------------------      -------------------------------------
 Total                                                   $  0.34            $  2.06               $   (0.09)          $   (0.18)


Diluted weighted average common shares outstanding (7)     913.8              899.5                 1,036.3             1,022.1
                                                     ----------------------------------     -------------------------------------
Basic earnings (loss) per common share                   $  0.34            $  2.07               $   (0.09)          $   (0.18)

The FON Group and the PCS Group are integrated businesses of Sprint Corporation and do not constitute stand-alone entities. On
April 23, 2004, Sprint will recombine its two tracking stocks, and each share of PCS stock will automatically convert into 0.5 shares of FON stock.  As of April 23, 2004, the FON Group and the PCS Group will no longer exist, and FON stock will represent all of the operations and net assets of Sprint, including the global markets division, the local division and the PCS wireless division.

See accompanying footnotes.



                               Sprint Corporation
               FOOTNOTES TO CONSOLIDATED STATEMENTS OF OPERATIONS
                        (millions, except per share data)





(1) In the 2004 first quarter, Sprint recorded a $30 million restructuring charge, which reduced income from continuing operations by $19 million. The FON Group recorded a charge of $26 million representing severance associated with Sprint's transformation to a customer-focused organizational design and the termination of the Web Hosting business. This charge reduced FON Group income from continuing operations by $17 million. The PCS Group recorded a charge of $4 million representing severance associated with Sprint's transformation to a customer-focused organizational design. This increased PCS Group loss from continuing operations by $2 million.

     In the 2003 first quarter, the PCS Group recorded a charge of $10 million associated with the termination of a software development project. This increased loss from continuing operations by $6 million.

(2) In the 2003 first quarter, the FON Group recorded a $19 million charge reflecting the premiums paid on the early retirement of long-term debt. This decreased income from continuing operations by $12 million.

(3) In the 2003 first quarter, Sprint recorded a $50 million aggregate charge to settle a securities class action and derivative lawsuit relating to the failed merger with WorldCom. The charge to the FON Group was $24 million which reduced income from continuing operations by $15 million. The charge to the PCS Group was $26 million which increased loss from continuing operations by $17 million.

(4) In the 2003 first quarter, Sprint recorded an after-tax gain of $1.3 billion associated with the sale of its directory publishing business to R.H. Donnelley.

(5) Sprint adopted Statement of Financial Accounting Standards (SFAS) No. 143, "Accounting for Asset Retirement Obligations," on January 1, 2003. In the FON Group, the local division historically accrued costs of removal in its depreciation reserves consistent with industry practice. These costs of removal do not meet the SFAS No. 143 definition of an asset retirement obligation. Accordingly, the FON Group recorded a credit of $420 million to remove the accumulated excess cost of removal resulting in a cumulative effect of change in accounting principle credit of $258 million, net of tax.

(6) As the effects of including the incremental shares associated with options and ESPP shares are antidilutive, both basic earnings per share and diluted earnings per share reflect the same calculation in these consolidated statements of operations of the PCS Group.

(7) As the effects of including the incremental shares associated with options and ESPP shares are antidilutive, they are not included in the weighted average common shares outstanding for the PCS Group.

                                                                            Sprint Corporation
                                                                        CONSOLIDATED BALANCE SHEETS
                                                                              (millions)

                                                               Sprint Corporation
                                                  --------------------------------------------
                                                                  Consolidated                     Eliminations/Reclassifications
                                                  --------------------------------------------   ----------------------------------
                                                         March 31,          December 31,           March 31,         December 31,
                                                           2004                 2003                 2004                2003
                                                  --------------------------------------------   ----------------------------------


Assets
 Current assets
  Cash and equivalents                                   $  2,728           $  2,424               $       -         $       -
  Accounts receivable, net                                  2,927              2,876                       -                 -
  Inventories                                                 513                582                       -                 -
  Deferred tax asset                                            -                 26                       -                 -
  Current tax benefit receivable from the FON Group             -                  -                     (33)                -
  Intergroup receivable                                         -                  -                    (568)             (532)
  Prepaid expenses and other                                  738                703                       -                 -
----------------------------------------------------------------------------------------------   ----------------------------------
  Total current assets                                      6,906              6,611                    (601)             (532)

 Net property, plant and equipment                         26,641             27,276                     (47)              (47)

 Net intangible assets                                      7,810              7,815                       -                 -

 Other                                                      1,099              1,148                    (279)             (279)
----------------------------------------------------------------------------------------------   ----------------------------------

 Total                                                   $ 42,456           $ 42,850               $   (927)         $    (858)
                                                  --------------------------------------------   ----------------------------------

Liabilities and shareholders' equity
 Current liabilities
  Short-term borrowings including current maturities
    of long-term debt                                    $  1,621           $    594               $      -          $       -
  Current maturities intergroup debt                            -                  -                      -                  -
  Accounts payable and accrued interconnection costs        2,640              2,700                      -                  -
  Accrued restructuring costs                                 111                117                      -                  -
  Intergroup payable                                            -                  -                   (568)              (532)
  Other                                                     2,665              3,065                    (80)               (47)
----------------------------------------------------------------------------------------------   ----------------------------------
  Total current liabilities                                 7,037              6,476                   (648)              (579)

 Noncurrent liabilities
  Long-term debt and capital lease obligations             15,822             16,841                      -                  -
  Intergroup debt                                               -                  -                      -                  -
  Equity unit notes                                         1,725              1,725                      -                  -
  Deferred income taxes                                     1,904              1,789                      -                  -
  Other                                                     2,317              2,548                      -                  -
----------------------------------------------------------------------------------------------   ----------------------------------
  Total noncurrent liabilities                             21,768             22,903                      -                  -


 Redeemable preferred stock                                   247                247                   (279)              (279)

 Common stock and other shareholders' equity
  Common stock
   FON                                                      1,814              1,809                  1,814              1,809
   PCS                                                      1,037              1,035                  1,037              1,035
  Other shareholders' equity                               10,553             10,380                 10,553             10,380
  Combined attributed net assets                                -                  -                (13,404)           (13,224)
----------------------------------------------------------------------------------------------   ----------------------------------

 Total shareholders' equity                                13,404             13,224                      -                  -
----------------------------------------------------------------------------------------------   ----------------------------------

 Total                                                   $ 42,456           $ 42,850               $  (927)          $    (858)
                                                  --------------------------------------------   ----------------------------------

The FON Group and the PCS Group are integrated businesses of Sprint Corporation and do not constitute stand-alone entities.  On
April 23,  2004,  Sprint will recombine  its  two  tracking   stocks,   and  each  share  of  PCS  stock  will automatically
convert into 0.5 shares of FON stock.  As of April 23, 2004,  the FON Group and the PCS Group will no longer exist,  and FON stock will  represent all of the  operations  and net assets of Sprint,  including the global  markets division, the local division and the PCS wireless division.





                                                                            Sprint Corporation
                                                                       CONSOLIDATED BALANCE SHEETS
                                                                              (millions)


                                                                 Sprint FON Group                        Sprint PCS Group
                                                   --------------------------------------------  ----------------------------------
                                                         March 31,          December 31,           March 31,         December 31,
                                                           2004                 2003                  2004               2003
                                                   --------------------------------------------  ----------------------------------


Assets
 Current assets
  Cash and equivalents                                   $  1,726           $  1,635               $  1,002          $    789
  Accounts receivable, net                                  1,541              1,516                  1,386             1,360
  Inventories                                                 228                205                    285               377
  Deferred tax asset                                            -                 26                      -                 -
  Current tax benefit receivable from the FON Group             -                  -                     33                 -
  Intergroup receivable                                       568                532                      -                 -
  Prepaid expenses and other                                  485                464                    253               239
-----------------------------------------------------------------------------------------------  ----------------------------------
  Total current assets                                      4,548              4,378                  2,959             2,765

 Net property, plant and equipment                         15,718             16,050                 10,970            11,273

 Net intangible assets                                        352                352                  7,458             7,463

 Other                                                      1,067              1,082                    311               345
-----------------------------------------------------------------------------------------------  ----------------------------------

 Total                                                   $ 21,685           $ 21,862               $ 21,698          $ 21,846
                                                   --------------------------------------------  ----------------------------------

Liabilities and shareholders' equity
 Current liabilities
  Short-term borrowings including current maturities
     of long-term debt                                   $    263           $    190               $  1,358          $    404
  Current maturities intergroup debt                       (1,072)            (1,072)                 1,072             1,072
  Accounts payable and accrued interconnection costs        1,323              1,381                  1,317             1,319
  Accrued restructuring costs                                 109                105                      2                12
  Intergroup payable                                            -                  -                    568               532
  Other                                                     1,474              1,755                  1,271             1,357
-----------------------------------------------------------------------------------------------  ----------------------------------
  Total current liabilities                                 2,097              2,359                  5,588             4,696

 Noncurrent liabilities
  Long-term debt and capital lease obligations              2,581              2,627                 13,241            14,214
  Intergroup debt                                               -                  -                      -                 -
  Equity unit notes                                             -                  -                  1,725             1,725
  Deferred income taxes                                     1,754              1,633                    150               156
  Other                                                     1,625              1,871                    692               677
-----------------------------------------------------------------------------------------------  ----------------------------------
  Total noncurrent liabilities                              5,960              6,131                 15,808            16,772


 Redeemable preferred stock                                     -                  -                    526               526

 Common stock and other shareholders' equity
  Common stock
   FON                                                          -                  -                      -                 -
   PCS                                                          -                  -                      -                 -
  Other shareholders' equity                                    -                  -                      -                 -
  Combined attributed net assets                           13,628             13,372                   (224)             (148)
-----------------------------------------------------------------------------------------------  ----------------------------------

 Total shareholders' equity                                     -                  -                      -                 -
-----------------------------------------------------------------------------------------------  ----------------------------------

 Total                                                   $ 21,685           $ 21,862               $ 21,698          $ 21,846
                                                   --------------------------------------------  ----------------------------------


The FON Group and the PCS Group are integrated businesses of Sprint Corporation and do not constitute stand-alone entities.  On
April 23,  2004,  Sprint will recombine  its  two  tracking   stocks,   and  each  share  of  PCS  stock  will automatically
convert into 0.5 shares of FON stock.  As of April 23, 2004,  the FON Group and the PCS Group will no longer exist,  and FON stock will  represent all of the  operations  and net assets of Sprint,  including the global  markets division, the local division and the PCS wireless division.





                                                                                            Sprint Corporation
                                                                               CONDENSED CONSOLIDATED CASH FLOW INFORMATION
                                                                                                (millions)


                                                                                              Sprint Corporation
                                                                                     -------------------------------------
                                                                                                 Consolidated
--------------------------------------------------------------------------------------------------------------------------
Year-to-Date March 31,                                                                      2004                2003
--------------------------------------------------------------------------------------------------------------------------

Operating Activities
    Net income (loss)                                                                       $    222            $  1,668
    Discontinued operation, net                                                                    -              (1,313)
    Cumulative effect of change in accounting principle, net                                       -                (258)
    Depreciation                                                                               1,243               1,236
    Deferred income taxes                                                                        145                 736
    Changes in assets and liabilities                                                           (615)             (1,084)
    Other, net                                                                                    49                  73
--------------------------------------------------------------------------------------------------------------------------
Net cash provided by operating activities of continuing operations                             1,044               1,058
--------------------------------------------------------------------------------------------------------------------------

Investing Activities
    Capital expenditures                                                                        (689)               (547)
    Investments in affiliates, net                                                                (2)                (12)
    Investments in debt securities, net                                                           34                   -
    Other, net                                                                                     5                   3
--------------------------------------------------------------------------------------------------------------------------
Net cash used by investing activities of continuing operations                                  (652)               (556)
--------------------------------------------------------------------------------------------------------------------------

Financing Activities
    Change in debt, net                                                                          (22)             (1,555)
    Dividends paid                                                                              (116)               (114)
    Other, net                                                                                    50                  12
--------------------------------------------------------------------------------------------------------------------------
Net cash provided (used) by financing activities of continuing operations                        (88)             (1,657)
--------------------------------------------------------------------------------------------------------------------------

Cash from discontinued operation                                                                   -               2,215
--------------------------------------------------------------------------------------------------------------------------

Change in cash and equivalents                                                                   304               1,060

Cash and equivalents at beginning of period                                                    2,424               1,035
--------------------------------------------------------------------------------------------------------------------------

Cash and equivalents at end of period                                                       $  2,728            $  2,095
                                                                                     -------------------------------------


The FON Group and the PCS Group are integrated businesses of Sprint Corporation and do not constitute stand-alone entities.  On
April 23, 2004, Sprint will recombine its two tracking stocks, and each share of PCS stock will automatically convert into 0.5 shares of FON stock.  As of April 23, 2004, the FON Group and the PCS Group will no longer exist, and FON stock will represent all of the operations and net assets of Sprint, including the global markets division, the local division and the PCS wireless division.





                                                                                            Sprint Corporation
                                                                               CONDENSED CONSOLIDATED CASH FLOW INFORMATION
                                                                                                (millions)


                                                            Sprint FON Group                         Sprint PCS Group
-----------------------------------------------------------------------------------------   --------------------------------------
Year-to-Date March 31,                                   2004               2003                   2004               2003
-----------------------------------------------------------------------------------------   --------------------------------------

Operating Activities
    Net income (loss)                                    $   308            $ 1,850                 $ (86)            $ (182)
    Discontinued operation, net                                -             (1,313)                    -                  -
    Cumulative effect of change in accounting
        principle, net                                         -               (258)                    -                  -
    Depreciation                                             589                628                   654                608
    Deferred income taxes                                    151                 81                    (6)               655
    Changes in assets and liabilities                       (679)              (237)                   64               (847)
    Other, net                                                32                 21                    17                 52
-----------------------------------------------------------------------------------------   --------------------------------------
Net cash provided by operating activities of
        continuing operations                                401                772                   643                286
-----------------------------------------------------------------------------------------   --------------------------------------

Investing Activities
    Capital expenditures                                    (277)              (360)                 (412)              (187)
    Investments in affiliates, net                             -                  -                    (2)               (12)
    Investments in debt securities, net                       34                  -                     -                  -
    Other, net                                                 5                  3                     -                  -
-----------------------------------------------------------------------------------------   --------------------------------------
Net cash used by investing activities of
        continuing operations                               (238)              (357)                 (414)              (199)
-----------------------------------------------------------------------------------------   --------------------------------------

Financing Activities
    Change in debt, net                                       (2)            (1,534)                  (20)               (21)
    Dividends paid                                          (112)              (110)                   (4)                (4)
    Other, net                                                42                 11                     8                  1
-----------------------------------------------------------------------------------------   --------------------------------------
Net cash provided (used) by financing activities
        of continuing operations                             (72)            (1,633)                  (16)               (24)
-----------------------------------------------------------------------------------------   --------------------------------------

Cash from discontinued operation                               -              2,215                     -                  -
-----------------------------------------------------------------------------------------   --------------------------------------

Change in cash and equivalents                                91                997                   213                 63

Cash and equivalents at beginning of period                1,635                641                   789                394
-----------------------------------------------------------------------------------------   --------------------------------------

Cash and equivalents at end of period                    $ 1,726            $ 1,638               $ 1,002              $ 457
                                                      -----------------------------------   --------------------------------------

The FON Group and the PCS Group are integrated businesses of Sprint Corporation and do not constitute stand-alone entities.  On
April 23, 2004, Sprint will recombine its two tracking stocks, and each share of PCS stock will automatically convert into 0.5 shares of FON stock.  As of April 23, 2004, the FON Group and the PCS Group will no longer exist, and FON stock will represent all of the operations and net assets of Sprint, including the global markets division, the local division and the PCS wireless division.



                                                              Sprint Corporation
                                               Reconciliation of Non-GAAP Liquidity Measures
                                                                  (millions)

                                                      ----------------------------------------------------------------------------
Year-to-date March 31, 2004
                                                                                                    PCS                 FON
                                                         Consolidated       Eliminations           Group               Group
                                                      ----------------------------------------------------------------------------

Operating income (loss)                                  $   714            $    10                $   257             $   447
    Special items                                             30                  -                      4                  26
                                                      ----------------------------------------------------------------------------
Adjusted Operating Income (Loss)*                            744                 10                    261                 473
    Depreciation                                           1,243                  -                    654                 589
                                                      ----------------------------------------------------------------------------
Adjusted EBITDA*                                           1,987                 10                    915               1,062
    Adjust for special items                                 (30)                 -                     (4)                (26)
    Other operating activities, net (1)                     (913)               (10)                  (268)               (635)
                                                      ----------------------------------------------------------------------------
Cash provided by operating activities-GAAP                 1,044                  -                    643                 401
    Capital expenditures                                    (689)                 -                   (412)               (277)
    Dividends paid                                          (116)                 -                     (4)               (112)
    Investments in affilates, net                             (2)                 -                     (2)                  -
    Other investing activities, net                            5                  -                      -                   5
                                                      ----------------------------------------------------------------------------
Free Cash Flow*                                              242                  -                    225                  17
    Discontinued operation                                     -                  -                      -                   -
    Decrease in debt, net                                    (22)                 -                    (20)                 (2)
    Investments in debt securities                            34                  -                      -                  34
    Other financing activities, net                           50                  -                      8                  42
                                                      ----------------------------------------------------------------------------
Change in cash and equivalents - GAAP                    $   304            $     -                $   213             $    91
                                                      ----------------------------------------------------------------------------


                                                      ----------------------------------------------------------------------------
Year-to-date March 31, 2003
                                                                                                    PCS                 FON
                                                         Consolidated       Eliminations           Group               Group
                                                      ----------------------------------------------------------------------------

Operating income (loss)                                  $   604            $     10               $   140             $   454
    Special items                                             10                   -                    10                   -
                                                      ----------------------------------------------------------------------------
Adjusted Operating Income (Loss)*                            614                  10                   150                 454
    Depreciation                                           1,236                   -                   608                 628
                                                      ----------------------------------------------------------------------------
Adjusted EBITDA*                                           1,850                  10                   758               1,082
    Adjust for special items                                 (10)                  -                   (10)                  -
    Other operating activities, net (1)                     (782)                (10)                 (462)               (310)
                                                      ----------------------------------------------------------------------------
Cash provided by operating activities-GAAP                 1,058                   -                   286                 772
    Capital expenditures                                    (547)                  -                  (187)               (360)
    Dividends paid                                          (114)                  -                    (4)               (110)
    Investments in affilates, net                            (12)                  -                   (12)                  -
    Other investing activities, net                            3                   -                     -                   3
                                                      ----------------------------------------------------------------------------
Free Cash Flow*                                              388                   -                    83                 305
    Discontinued operation                                 2,215                   -                     -               2,215
    Decrease in debt, net                                 (1,555)                  -                   (21)             (1,534)
    Other financing activities, net                           12                   -                     1                  11
                                                      ----------------------------------------------------------------------------
Change in cash and equivalents - GAAP                    $ 1,060            $      -               $    63             $   997
                                                      ----------------------------------------------------------------------------

(1) Other operating activities, net includes the change in working capital, change in deferred income taxes, miscellaneous operating activities and non-operating items in income (loss) from continuing operations.

See accompanying Footnotes to Consolidated Statements of Operations





                                                                    Sprint Corporation
                                                     Reconciliation of Non-GAAP Liquidity Measures
                                                                        (millions)



                                                      -----------------------------------------------------------------------------
Year-to-date March 31, 2004                                                  Global
                                                          Local              Markets
                                                         Division           Division               Other
                                                      -----------------------------------------------------------------------------

Operating income (loss)                                  $   446            $    11                $    (10)
    Special items                                             14                 12                       -
                                                      -----------------------------------------------------------------------------
Adjusted Operating Income (Loss)*                            460                 23                     (10)
    Depreciation                                             268                320                       1
                                                      -----------------------------------------------------------------------------
Adjusted EBITDA*                                         $   728            $   343                $     (9)
    Adjust for special items                          -----------------------------------------------------------------------------
    Other operating activities, net (1)

Cash provided by operating activities-GAAP
    Capital expenditures
    Dividends paid
    Investments in affilates, net
    Other investing activities, net


Free Cash Flow*
    Discontinued operation
    Decrease in debt, net
    Investments in debt securities
    Other financing activities, net


Change in cash and equivalents - GAAP






Year-to-date March 31, 2003                                                  Global
                                                          Local              Markets
                                                         Division           Division               Other
                                                      -----------------------------------------------------------------------------

Operating income (loss)                                  $   462            $     4                $    (12)
    Special items                                              -                  -                       -
                                                      -----------------------------------------------------------------------------
Adjusted Operating Income (Loss)*                            462                  4                     (12)
    Depreciation                                             265                361                       2
                                                      -----------------------------------------------------------------------------
Adjusted EBITDA*                                         $   727            $   365                $    (10)
    Adjust for special items                          -----------------------------------------------------------------------------
    Other operating activities, net (1)

Cash provided by operating activities-GAAP
    Capital expenditures
    Dividends paid
    Investments in affilates, net
    Other investing activities, net

Free Cash Flow*
    Discontinued operation
    Decrease in debt, net
    Other financing activities, net


Change in cash and equivalents - GAAP



(1) Other operating activities, net includes the change in working capital, change in deferred income taxes, miscellaneous operating activities and non-operating items in income (loss) from continuing operations.

See accompanying Footnotes to Consolidated Statements of Operations




                                                                            Sprint Corporation
                                                                           OPERATING STATISTICS


----------------------------------------------------------------------------------------------------------------------------------
Financial statistics in millions, except per share data              1Q04            2Q04         3Q04        4Q04       YTD 2004
----------------------------------------------------------------------------------------------------------------------------------



Sprint Local Division

Financial Statistics

Total Local Division net operating revenues                          $ 1,506                                             $ 1,506

Voice net operating revenue                                          $ 1,147                                             $ 1,147

Data net operating revenue                                           $   195                                             $   195

Other net operating revenue                                          $   164                                             $   164

Operating income                                                     $   446                                             $   446

Adjusted EBITDA*                                                     $   728                                             $   728

Capital expenditures                                                 $   209                                             $   209

Other Statistics

Total access lines (thousands)                                         7,876

   Residential access lines                                            5,507

   Business access lines                                               2,142

   Wholesale access lines                                                227

        Resold lines                                                     151

        UNE-P lines                                                       76

YOY Access line growth (decline)                                       -2.2%

Percentage of Sprint local customer lines with
        Sprint long distance service                                     51%

Bundle penetration - residential                                         67%

Percentage of Sprint local residential customers
        with voicemail service                                           15%

Percentage of Sprint local residential customers
        with call waiting service                                        43%

Percentage of Sprint local residential customers
        with caller ID service                                           46%

DSL lines in service (thousands)                                         349

DSL capable lines (thousands)                                          4,910



This information should be reviewed in connection with Sprint's consolidated financial statements.





                                                                          Sprint Corporation
                                                                         OPERATING STATISTICS



----------------------------------------------------------------------------------------------------------------------------------
Financial statistics in millions, except per share data              1Q04            2Q04         3Q04        4Q04       YTD 2004
----------------------------------------------------------------------------------------------------------------------------------


Global Markets Division

Financial Statistics

Total Global Markets net operating revenues                          $ 1,912                                             $ 1,912

Voice net operating revenue                                          $ 1,186                                             $ 1,186

Data net operating revenue                                           $   452                                             $   452

Internet net operating revenue                                       $   223                                             $   223

Other net operating revenue                                          $    51                                             $    51

Operating income                                                     $    11                                             $    11

Adjusted EBITDA*                                                     $   343                                             $   343

Capital expenditures                                                 $    56                                             $    56

Other Statistics

YOY Global Markets voice volume growth                                    9%                                                  9%



This information should be reviewed in connection with Sprint's consolidated financial statements.




                                                                               Sprint Corporation
                                                                        OPERATING STATISTICS (continued)


----------------------------------------------------------------------------------------------------------------------------------
                                                                     1Q04            2Q04        3Q04       4Q04       YTD 2004
----------------------------------------------------------------------------------------------------------------------------------


PCS Wireless Division

Net operating revenue (M)                                            $  3,437                                          $  3,437

Service revenues (M)                                                 $  3,060                                          $  3,060

  Wholesale and affiliate revenues (M)                               $    121                                          $    121

Equipment revenues (M)                                               $    377                                          $    377

Equipment costs (M)                                                  $    720                                          $    720

Operating income  (M)                                                $    257                                          $    257

Adjusted EBITDA (M)                                                  $    915                                          $    915

Capital expenditures (M)                                             $    412                                          $    412

Bad debt % of net operating revenues                                     1.1%                                              1.1%


Customer Additions

Post-paid retail net adds                                             414,000                                           414,000

Affiliate net adds                                                    138,000                                           138,000

Reseller net adds                                                     420,000                                           420,000

Net gross adds (excluding deactivations within 30 days) (M)              1.80                                              1.80

     % of gross adds sold through post-paid retail channels              ~51%

     % of post-paid retail base that upgraded phones in the quarter      > 7%


(M) - in millions

This information should be reviewed in connection with Sprint's consolidated financial statements.






                                                                            Sprint Corporation
                                                                    OPERATING STATISTICS (continued)


----------------------------------------------------------------------------------------------------------------------------------
                                                                     1Q04            2Q04        3Q04       4Q04       YTD 2004
----------------------------------------------------------------------------------------------------------------------------------

Other Wireless Statistics (approximate)

Average revenue per user                                             $     61                                          $    61

Customer churn                                                           2.9%                                             2.9%

Average monthly customer usage (hours)                                     15

Total minutes provided (billions)                                          45                                               45

Number of cell sites on air                                            21,800

Number of carriers on air                                              39,500

Sprint PCS covered POPs (M)                                               191

Sprint PCS and affiliate covered POPs (M)                                 246

PCS Vision/Wireless Web/Data/3G
Total Vision subscribers (approximate) (M)                                4.2

Vision % of gross adds                                                   >55%

Total PCS Vision and Wireless Web subscribers (M)                         6.2

Data ARPU                                                           nearly $4

% of post-paid retail customer base using 1xRTT handsets                  80%

% of post-paid retail customer base using PCS Vision handsets             48%


Marketing and Distribution
Total number of customers on Sprint PCS network (thousands)            21,329

  Total post-paid retail subscribers (thousands)                       16,281

  Total affiliate customers (thousands)                                 3,017

  Total wholesale/reseller customers (thousands)                        2,031

  Number of PCS stores and kiosks                                         660

  Total number of distribution points                                 ~17,400





(M) - in millions

This information should be reviewed in connection with Sprint's consolidated financial statements.




                                                                               Sprint Corporation
                                                                     Reconciliations of Earnings Per Share
                                                                        (millions, except per share date)


                                                                     FON Group                               PCS Group
                                                         -------------------------------------   ----------------------------------
                                                               Quarters Ended March 31,                Quarters Ended March 31,
                                                         -------------------------------------   ----------------------------------
                                                                2004            2003                   2004            2003
                                                         -------------------------------------   ----------------------------------



Earnings (Loss) Applicable to Common Stock                      $     310       $  1,852               $     (90)      $    (186)
Preferred stock dividends paid (received)                              (2)            (2)                      4               4
-------------------------------------------------------  -------------------------------------   ----------------------------------
GAAP Net income (loss)                                                308          1,850                     (86)           (182)

Discontinued operation                                                  -         (1,313)                      -               -
Cumulative effect of change in accounting principle                     -           (258)                      -               -

-------------------------------------------------------  -------------------------------------   ----------------------------------
Income (loss)  from continuing operations                             308            279                     (86)           (182)

Special items (net of taxes)
Restructuring and asset impairments                                    17              -                       2               6
Premium on early retirement of debt                                     -             12                       -               -
Shareholder litigation charge                                           -             15                       -              17

-------------------------------------------------------  -------------------------------------   ----------------------------------
Adjusted income (loss) from continuing operations               $     325       $    306               $     (84)      $    (159)
-------------------------------------------------------  -------------------------------------   ----------------------------------


FON Group diluted weighted average common shares
        outstanding                                                 913.8          899.5
                                                         -------------------------------------
PCS Group basic weighted average common shares
        outstanding                                                                                      1,036.3         1,022.1
                                                                                                 ----------------------------------


Pro Forma share calculation
Additional PCS shares considered antidilutive for PCS
        stand-alone calculation
-------------------------------------------------------
PCS Group diluted weighted average common shares
        outstanding
PCS conversion factor
-------------------------------------------------------
Pro forma PCS Group diluted weighted average common
        shares outstanding

-------------------------------------------------------
Pro Forma diluted weighted average common shares
        outstanding (1)
-------------------------------------------------------



GAAP earnings (loss) per share                                  $    0.34       $     2.06             $   (0.09)      $   (0.18)

Discontinued operation                                                  -            (1.46)                    -               -
Cumulative effect of change in accounting principle                     -            (0.29)                    -               -

-------------------------------------------------------  -------------------------------------   ----------------------------------
Earnings (loss) from continuing operations                           0.34             0.31                 (0.09)          (0.18)
Special items                                                        0.02             0.03                     -            0.02

-------------------------------------------------------  -------------------------------------   ----------------------------------
Adjusted Earnings (Loss) Per Share (2)                          $    0.36       $     0.34             $   (0.08)      $   (0.16)
-------------------------------------------------------  -------------------------------------   ----------------------------------


Pro Forma GAAP earnings (loss) per share

Discontinued operation
Cumulative effect of change in accounting principle

-------------------------------------------------------
Pro Forma Earnings (loss) from continuing operations
Special items

-------------------------------------------------------
Pro Forma Adjusted Earnings Per Share (2)
-------------------------------------------------------


Pro Forma Sprint Earnings (Loss) per share (2)                                           Quarters Ended
                                                         --------------------------------------------------------------------------
                                                                 Mar 31,          Mar 31,               Jun 30,        Sep 30,
                                                                  2004             2003                  2003            2003
                                                         --------------------------------------------------------------------------
Pro Forma GAAP earnings (loss) per share                        $    0.15       $     1.18             $       -       $   (0.35)

Discontinued operation                                                  -            (0.93)                (0.01)              -
Cumulative effect of change in accounting principle                     -            (0.18)                    -               -

-----------------------------------------------------------------------------------------------------------------------------------
Pro Forma Earnings (loss) from continuing operations                 0.15             0.07                     -           (0.35)
Special items                                                        0.01             0.04                  0.17            0.54

-----------------------------------------------------------------------------------------------------------------------------------
Pro Forma Adjusted Earnings Per Share                           $    0.17       $     0.10             $    0.17       $    0.19
-----------------------------------------------------------------------------------------------------------------------------------

Pro Forma diluted weighted average common shares
        outstanding (1)                                           1,436.1          1,411.5               1,415.7         1,423.5
-------------------------------------------------------  --------------------------------------------------------------------------


(1)  Pro Forma diluted weighted average common shares outstanding for Sprint Consolidated is computed assuming the recombination of the tracking stocks occurred at the beginning of 2003 at the same conversion ratio. Certain shares of PCS stock considered to be antidilutive for the PCS stand-alone calculation are dilutive for the Sprint Consolidated calculation.
     Pro Forma diluted weighted average common shares outstanding may not add due to rounding.

(2)  Earnings per share data may not add due to rounding.




                                                                         Sprint Corporation
                                                                Reconciliations of Earnings Per Share
                                                                  (millions, except per share date)


                                                                        Sprint Consolidated
                                                         ------------------------------------------------
                                                                      Quarters Ended March 31,
                                                         ------------------------------------------------
                                                                 2004                   2003
                                                         ------------------------------------------------


Earnings (Loss) Applicable to Common Stock                       $     220               $    1,666
Preferred stock dividends paid (received)                                2                        2
-------------------------------------------------------  ------------------------------------------------
GAAP Net income (loss)                                                 222                    1,668

Discontinued operation                                                   -                   (1,313)
Cumulative effect of change in accounting principle                      -                     (258)

-------------------------------------------------------  ------------------------------------------------
Income (loss)  from continuing operations                              222                       97

Special items (net of taxes)
 Restructuring and asset impairments                                    19                         6
 Premium on early retirement of debt                                     -                        12
 Shareholder litigation charge                                           -                        32

-------------------------------------------------------  ------------------------------------------------

Adjusted income (loss) from continuing operations                $     241               $       147
-------------------------------------------------------  ------------------------------------------------



FON Group diluted weighted average common shares
        outstanding                                                  913.8                     899.5
                                                         ------------------------------------------------
PCS Group basic weighted average common shares
        outstanding                                                1,036.3                   1,022.1



Pro Forma share calculation
Additional PCS shares considered antidilutive
        for PCS stand-alone calculation                                8.4                       2.0
-------------------------------------------------------  -----------------------------------------------
PCS Group diluted weighted average common
        shares outstanding                                         1,044.7                   1,024.1
PCS conversion factor                                                  0.5                       0.5
-------------------------------------------------------  -----------------------------------------------
Pro forma PCS Group diluted weighted average common
        shares outstanding                                           522.4                     512.1

-------------------------------------------------------  -----------------------------------------------
Pro Forma diluted weighted average common shares
        outstanding (1)                                            1,436.1                   1,411.5
-------------------------------------------------------  -----------------------------------------------


GAAP earnings (loss) per share

Discontinued operation
Cumulative effect of change in accounting principle

-------------------------------------------------------
Earnings (loss) from continuing operations
Special items

-------------------------------------------------------
Adjusted Earnings (Loss) Per Share (2)
-------------------------------------------------------


Pro Forma GAAP earnings (loss) per share                         $    0.15               $    1.18

Discontinued operation                                                   -                   (0.93)
Cumulative effect of change in accounting principle                      -                   (0.18)

-------------------------------------------------------  -----------------------------------------------
Pro Forma Earnings (loss) from continuing operations                  0.15                    0.07
Special items                                                         0.01                    0.04

-------------------------------------------------------  -----------------------------------------------
Pro Forma Adjusted Earnings Per Share (2)                        $    0.17               $    0.10
-------------------------------------------------------  -----------------------------------------------



Pro Forma Sprint Earnings (Loss) per share (2)                  Quarters Ended           Year-to-Date
                                                         -----------------------  ----------------------
                                                                    Dec 31,                 Dec 31,
                                                                     2003                    2003
                                                         -----------------------  ----------------------
Pro Forma GAAP earnings (loss) per share                          $   0.03                $    0.85

Discontinued operation                                                   -                    (0.94)
Cumulative effect of change in accounting principle                      -                    (0.18)

-------------------------------------------------------  -----------------------  ----------------------
Pro Forma Earnings (loss) from continuing operations                  0.02                    (0.26)
Special items                                                         0.15                     0.90

-------------------------------------------------------  -----------------------  ----------------------
Pro Forma Adjusted Earnings Per Share                             $   0.17                $    0.63
-------------------------------------------------------  -----------------------  ----------------------


Pro Forma diluted weighted average common shares
        outstanding (1)                                            1,426.2                  1,418.3
-------------------------------------------------------  -----------------------  ----------------------


(1)  Pro Forma diluted weighted average common shares outstanding for Sprint Consolidated is computed assuming the recombination of the tracking stocks occurred at the beginning of 2003 at the same conversion ratio.  Certain shares of PCS stock considered to be antidilutive for the PCS stand-alone calculation are dilutive for the Sprint Consolidated calculation.  Pro Forma diluted weighted average common shares outstanding may not add due to rounding.

(2) Earnings per share data may not add due to rounding.




                                                                       Sprint Corporation
                                                                    Selected Information (1)
                                                                            (millions)



Global Markets Division                                                          Pre Restatement
----------------------------------------------------------------------------------------------------------------------------------
                                                      YTD
                                                      2003             4Q03            3Q03             2Q03             1Q03
-----------------------------------------------     ---------------   -----------     ------------     -----------     -----------

Net operating revenues
  Voice                                               $  4,994         $  1,219        $  1,240         $  1,243        $  1,292
  Data                                                   1,845              459             462              463             461
  Internet                                                 973              252             233              245             243
  Other                                                    180               44              39               51              46
-----------------------------------------------------------------------------------------------------------------------------------
         Total net operating revenues                    7,992            1,974           1,974            2,002           2,042
-----------------------------------------------------------------------------------------------------------------------------------

Operating  expenses
      Costs of services and products                     4,245            1,020           1,059            1,063           1,103
      Selling, general and administrative                2,227              574             522              558             573
      Depreciation                                       1,428              355             351              362             360
      Restructuring and asset impairments                1,564               (7)          1,223              348               -
-----------------------------------------------------------------------------------------------------------------------------------
         Total operating expenses                        9,464  -         1,942           3,155            2,331           2,036
-----------------------------------------------------------------------------------------------------------------------------------

Operating income (loss)                               $ (1,472)        $     32        $ (1,181)        $   (329)       $      6
                                                    -------------------------------------------------------------------------------




Local Division                                                                   Pre Restatement

----------------------------------------------------------------------------------------------------------------------------------
                                                      YTD
                                                      2003             4Q03            3Q03             2Q03             1Q03
-----------------------------------------------     ---------------   -----------     ------------     -----------     -----------

Net operating revenues
  Voice                                               $  4,659         $  1,155        $  1,153         $  1,166        $  1,185
  Data                                                     737              196             188              178             175
  Other                                                    747              197             189              185             176
-----------------------------------------------------------------------------------------------------------------------------------
         Total net operating revenues                    6,143            1,548           1,530            1,529           1,536
-----------------------------------------------------------------------------------------------------------------------------------

Operating  expenses
      Costs of services and products                     1,950              477             493              490             490
      Selling, general and administrative                1,296              350             308              318             320
      Depreciation                                       1,085              277             270              272             266
      Restructuring and asset impairments                   24               24               -                -               -
-----------------------------------------------------------------------------------------------------------------------------------
         Total operating expenses                        4,355            1,128           1,071            1,080           1,076
-----------------------------------------------------------------------------------------------------------------------------------

Operating income (loss)                               $  1,788         $    420        $    459         $    449        $    460
                                                    -------------------------------------------------------------------------------




(1)   The global markets and local division's prior period results have been restated to reflect the transfer of Sprint's CLEC operations from the local division to the global markets division. This restatement had no effect on consolidated results.




                                                                        Sprint Corporation
                                                                     Selected Information (1)
                                                                            (millions)



Global Markets Division                                                          Post Restatement
----------------------------------------------------------------------------------------------------------------------------------
                                                      YTD
                                                      2003             4Q03            3Q03             2Q03             1Q03
-----------------------------------------------     ---------------   -----------     ------------     -----------     -----------

Net operating revenues
  Voice                                               $  4,999         $  1,219        $  1,243         $  1,244        $  1,293
  Data                                                   1,853              462             463              466             462
  Internet                                                 973              252             233              245             243
  Other                                                    180               44              38               50              48
-----------------------------------------------------------------------------------------------------------------------------------
         Total net operating revenues                    8,005            1,977           1,977            2,005           2,046
-----------------------------------------------------------------------------------------------------------------------------------

Operating  expenses
      Costs of services and products                     4,252            1,021           1,061            1,064           1,106
      Selling, general and administrative                2,245              581             526              563             575
      Depreciation                                       1,432              356             352              363             361
      Restructuring and asset impairments                1,564               (7)          1,223              348               -
-----------------------------------------------------------------------------------------------------------------------------------
         Total operating expenses                        9,493            1,951           3,162            2,338           2,042
-----------------------------------------------------------------------------------------------------------------------------------

Operating income (loss)                               $ (1,488)        $     26        $ (1,185)        $   (333)       $      4
                                                    -------------------------------------------------------------------------------




Local Division                                                                   Post Restatement
----------------------------------------------------------------------------------------------------------------------------------
                                                      YTD
                                                      2003             4Q03            3Q03             2Q03             1Q03
-----------------------------------------------     ---------------   -----------     ------------     -----------     -----------

Net operating revenues
  Voice                                               $  4,654         $  1,154        $  1,152         $  1,165        $  1,183
  Data                                                     730              194             187              176             173
  Other                                                    746              197             188              185             176
-----------------------------------------------------------------------------------------------------------------------------------
         Total net operating revenues                    6,130            1,545           1,527            1,526           1,532
-----------------------------------------------------------------------------------------------------------------------------------

Operating  expenses
      Costs of services and products                     1,943              476             491              489             487
      Selling, general and administrative                1,278              343             304              313             318
      Depreciation                                       1,081              276             269              271             265
      Restructuring and asset impairments                   24               24               -                -               -
-----------------------------------------------------------------------------------------------------------------------------------
         Total operating expenses                        4,326            1,119           1,064            1,073           1,070
-----------------------------------------------------------------------------------------------------------------------------------

Operating income (loss)                               $  1,804         $    426        $    463         $    453        $    462
                                                    -------------------------------------------------------------------------------




(1)   The global markets and local division's prior period results have been restated to reflect the transfer of Sprint's CLEC operations from the local division to the global markets division. This restatement had no effect on consolidated results.





                                                                16